Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

MYnd Analytics, Inc.

We consent to the incorporation by reference in this Registration Statement of MYnd Analytics, Inc. (the "Company") on Form S-8 of our report dated December 22, 2016, on our audit of the consolidated financial statements of MYnd Analytics, Inc. as of September 30, 2016, which report was included in the Company's Annual Report on Form 10-K filed December 22, 2016.

/s/ Anton & Chia, LLP

Newport Beach, California

January 5, 2017